May 14, 2009 First Quarter 2009 Results Exhibit 99.2

Agenda First Quarter 2009 Results Matt Simoncini, SVP and CFO Summary and Outlook Bob Rossiter, Chairman, CEO and President Q and A Session

First Quarter 2009 Results

First Quarter 2009 Lear Overview Very challenging production environment globally Net sales of $2.2 billion, down 44% from a year ago Core operating earnings* of negative $67 million Accelerated global restructuring and cost reduction efforts 68% of net sales generated outside of North America Cash and cash equivalents of $1.2 billion at quarter end * Core operating earnings represents pretax income (loss) before interest, other expense, restructuring costs and other special items. Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information.

Business Environment* Difficult business conditions continue globally Major weakness is in North America, where U.S. automotive industry sales rates have stabilized in the 9.5 million unit range, compared with about 15 million units a year ago Significant plant downtime in North America scheduled for second quarter; second half production forecasted to improve Major automakers have announced further consolidation of brands, vehicle nameplates, dealers and global capacity Chrysler voluntarily filed for bankruptcy protection under Chapter 11, as part of a U.S. government supported plan of reorganization General Motors is pursuing a revised restructuring plan to secure further U.S. government support Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

First Quarter 2009 Global Industry Production Environment

First Quarter 2009 Lear Financial Summary* Major Factors Impacting First Quarter 2009 Results Significant production declines in North America and Europe Restructuring charges of $115 million Significant charge related to major customer action Other costs related to continued census reductions and further capacity realignment First Quarter 2009 Results Net sales of $2.2 billion Core operating earnings of negative $67 million** Free cash flow of negative $219 million** Full-Year 2009 Outlook Industry forecasts show improvement in second half industry production Lear is not providing detailed financial guidance at this time: Restructuring for the full year to be in the range of $175 million Free cash flow to improve sequentially ** Core operating earnings represents pretax income (loss) before interest, other expense, restructuring costs and other special items. Free cash flow represents net cash provided by (used in) operating activities before the net change in sold accounts receivable, less capital expenditures. Please see slides titled "Non-GAAP Financial Information" and "Forward-Looking Statements" at the end of this presentation for further information.

First Quarter 2009 Reported Financials* * Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information.

First Quarter 2009 Impact of Restructuring and Other Special Items* * Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information. First Quarter

First Quarter 2009 Net Sales Changes and Margin Impact

First Quarter 2009 Business Segment Results*** ($ in millions) * Reported segment earnings represents pretax income (loss) before interest and other expense. ** Adjusted segment earnings and margin exclude restructuring costs and other special items. *** Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information.

First Quarter 2009 Free Cash Flow* (in millions) * Free cash flow represents net cash used in operating activities ($336.8 million for the three months ended 4/4/09) before net change in sold accounts receivable ($138.5 million for the three months ended 4/4/09) (Cash from Operations), less capital expenditures. Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information.

Update on Company's Capital Structure* Lear and its lenders under the primary credit facility agreed to extend the waiver of covenant defaults through June 30th The Company recognizes that it needs to address its debt structure Lear has a strong liquidity position with $1.2 billion in cash and cash equivalents as of April 4th Lear continues to explore capital structure alternatives with its lenders and others Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

Summary and Outlook

Summary and Outlook* Business conditions continue to be very challenging globally We are following a lean operating structure and a targeted investment strategy We are accelerating and expanding restructuring and cost reduction actions At the same time, we are maintaining our focus on operating priorities: Continued growth in emerging markets Increasing components from low-cost sources Investment in new products and technologies Selective vertical integration in Seating Improvement plan for Electrical and Electronic Lear remains in discussions with its lenders and others regarding a capital restructuring in light of adverse industry conditions Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

www.lear.com LEA NYSE Listed R

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this presentation, the Company has provided information regarding "pretax income (loss) before interest and other expense," "pretax income (loss) before interest, other expense, restructuring costs and other special items" (core operating earnings) and "free cash flow" (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, discounts and expenses associated with the Company's factoring facilities, equity in net income (loss) of affiliates and gains and losses on the sale of assets. Free cash flow represents net cash used in operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity. Management believes the non-GAAP financial measures used in this presentation are useful to both management and investors in their analysis of the Company's financial position and results of operations. In particular, management believes that pretax income (loss) before interest and other expense and core operating earnings are useful measures in assessing the Company's financial performance by excluding certain items (including those items that are included in other expense) that are not indicative of the Company's core operating earnings or that may obscure trends useful in evaluating the Company's continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company's results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company's ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting in future periods. Pretax income (loss) before interest and other expense, core operating earnings and free cash flow should not be considered in isolation or as a substitute for pretax income (loss), net income (loss) attributable to Lear, cash provided by (used in) operating activities or other statement of operations or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Set forth on the following slides are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Non-GAAP Financial Information

Non-GAAP Financial Information Core Operating Earnings

Non-GAAP Financial Information Segment Earnings

Non-GAAP Financial Information Adjusted Segment Earnings

Non-GAAP Financial Information Cash from Operations and Free Cash Flow

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition and restructuring actions of the Company's customers and suppliers, changes in actual industry vehicle production levels from the Company's current estimates, fluctuations in the production of vehicles for which the Company is a supplier, the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier, including further declines in sales of full-size pickup trucks and large sport utility vehicles, disruptions in the relationships with the Company's suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company's ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company's warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company's key customers and suppliers, the cost and availability of raw materials and energy, the Company's ability to mitigate increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company's ability to align its vendor payment terms with those of its customers, the Company's ability to access capital markets on commercially reasonable terms, further impairment charges initiated by adverse industry or market developments, the Company's ability restructure its outstanding debt, the possibility that the Company may be forced to seek protection under the U.S. Bankruptcy Code and other risks described from time to time in the Company's Securities and Exchange Commission filings. In addition, this presentation may include reference to the Company's sales backlog. The Company's incremental sales backlog reflects anticipated net sales from formally awarded new programs and open replacement programs, less phased-out and cancelled programs. The calculation of backlog does not reflect customer price reductions on existing or newly awarded programs. The backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new and replacement programs, foreign exchange rates and the timing of major program launches. The forward-looking statements in this presentation are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.